SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                    September 21, 1999 (September 21, 1999)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                    001-14195                     65-0723837
(State or Other Jurisdiction       (Commission                  (IRS Employer
    of Incorporation)              File Number)              Identification No.)




        116 Huntington Avenue
        Boston, Massachusetts                                        02116
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On September 21, 1999, American Tower Corporation (the "Company") announced that it proposes to issue private placements of $250 million of Convertible Notes due 2009 with an option to issue an additional $50 million principal amount of Notes (the "Standard Notes") and $350 million of Convertible Notes due 2009 with an option to issue an additional $35 million principal amount of Notes (the "Discount Notes", and collectively with the Standard Notes, the "Notes"). The Standard and Discount Notes will be convertible to Class A Common Stock at the option of the holder at a price to be determined. The Company expects to complete the issuance of the private placements in September, 1999. The Notes have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirement of the Securities Act of 1933, as amended, and applicable state securities laws. For more information see the Company's press release, dated September 21, 1999, which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits

         Exhibit 99.1 - Press Release, dated as of September 21, 1999.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN TOWER CORPORATION
                              (Registrant)


Date: September 21, 1999      By: /s/ Justin D. Benincasa
                                  Name: Justin D. Benincasa
                                  Title: Vice President and Corporate Controller